POWER OF ATTORNEY


THE PRUDENTIAL SERIES FUND, INC.
PRUDENTIAL'S GIBRALTAR FUND, INC.
THE PRUDENTIAL VARIABLE CONTRACT
ACCOUNT - 2, 10 & 11

Know all men by these presents:

     That I, John R. Strangfeld, Director/Member of the Funds/Committees of the above referenced Funds/Accounts, do hereby make, constitute and appoint as my true and lawful attorneys in fact Lee Ausburger and Grace Torres, together or separately for me and in my name, place and stead to sign registration statements on the appropriate forms prescribed by the Securities and Exchange Commission for the registration under the Investment Company Act of 1940 and the Securities Act of 1933, as applicable, and any and all amendments thereto that may be filed with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of August, 1999.


                                                  /s/ JOHN R. STRANGFELD
                                                  ----------------------
                                                      John R. Strangfeld



State of New Jersey )
                    )SS
County of Essex     )

On this 26th day of August, 1999, before me personally appeared John R. Strangfeld, to be know and known to me to be the person mentioned and described in and who executed the foregoing instrument and duly acknowledged to me that he executed same.



                                        /s/ FLOYD HOELSCHER
                                        ---------------------------------------
                                            Floyd Hoelscher, Notrary Public

                                            FLOYD L. HOELSCHER
                                            NOTARY PUBLIC OF NEW JERSEY
                                            MY COMMISSION EXPIRES OCT 23, 2002